UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RED ROBIN GOURMET BURGERS, INC.

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, CO 80111

(303) 846-6000

SUPPLEMENT DATED APRIL 28, 2017

TO THE

PROXY STATEMENT DATED APRIL 4, 2017

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2017

On April 4, 2017, Red Robin Gourmet Burgers, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for May 18, 2017 (the “Annual Meeting”).

Proposal 4 in the Proxy Statement requests that the Company’s stockholders approve the Company’s 2017 Performance Incentive Plan (the “2017 Plan”) to become effective as of May 18, 2017, the date of the Annual Meeting.

The Company is providing this supplement solely to correct an inadvertent error in the Proxy Statement.  In the third bullet point under the heading “Eligibility and Limits” in Proposal 4 of the Proxy Statement as originally filed, the Company disclosed that “The maximum number of shares subject to those options and stock appreciation rights that are granted under the 2017 Plan during any calendar year to any non-employee director is the value of $250,000 in shares.”  Such disclosure incorrectly stated the award limits set forth in the 2017 Plan filed as Appendix A to the Proxy Statement.  As set forth in the 2017 Plan, the maximum number of shares subject to those options and stock appreciation rights that are granted under the 2017 Plan during any calendar year to any non-employee director is 25,000 shares, and the maximum value (determined on the grant date) of Full-Value Awards (as defined in Section 3.1(h) of the 2017 Plan) that may be granted under the 2017 Plan during any calendar year to any non-employee director is $250,000.

In order to correct the error discussed above, the text below replaces, in its entirety, the third bullet point under the heading “Eligibility and Limits” in Proposal 4 of the Proxy Statement:

“The maximum number of shares subject to those options and stock appreciation rights that are granted under the 2017 Plan during any calendar year to any non-employee director is 25,000 shares, and the maximum value (determined on the grant date) of full-value awards (as defined in the 2017 Plan and discussed below) that may be granted under the 2017 Plan during any calendar year to any non-employee director is $250,000.”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.  If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.